UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)                      February 1, 2007
LODGENET ENTERTAINMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD		57107

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code		(605) 988-1000

n/a

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Consent of Independent Auditors

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On February 1, 2007, LodgeNet Entertainment Corporation (the “Company”) filed with the Securities and Exchange Commission a report on Form 8-K disclosing that the Company, through its wholly-owned subsidiary, LodgeNet StayOnline, Inc., completed the acquisition of substantially all of the operating assets, including technology and intellectual property, of StayOnline, Inc., a leading provider of high-speed Internet access solutions focused on the lodging industry (“StayOnline”). The Company did not assume any of the debt of StayOnline except for certain trade payables associated with normal business operations.
     In accordance with Item 9.01(a) and (b) of Form 8-K, the report dated February 1, 2007 did not include the historical financial statements of StayOnline or the unaudited pro forma combined financial information of the Company (collectively, the “Financial Information”), and instead contained an undertaking subsequently to file the Financial Information. This amendment is being filed for the purpose of satisfying the Company’s undertaking to file the Financial Information required by Item 9.01(a) and (b) of Form 8-K, and this amendment should be read in conjunction with the initial report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired. The StayOnline, Inc. Audited Financial Statements for the years ended December 31, 2006 and 2005 are included in this report.
     (b) Pro Forma Financial Information. The Combined Unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 2006 and the Combined Unaudited Condensed Pro Forma Balance Sheet as of December 31, 2006 is included in this report.
     (d) Exhibits
     23.1       Consent of Independent Auditors

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2007	By /s/ James G. Naro
James G. Naro
Its Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

STAYONLINE, INC.
FINANCIAL STATEMENTS
Years Ended December 31, 2006 and 2005

STAYONLINE, INC.
CONTENTS

Pages
Independent Auditors’ Report	1

Financial Statements

Balance Sheets	2

Income and Retained Earnings	3

Stockholders’ Equity	4

Cash Flows	5

Notes to Financial Statements	6-15

Supplementary Information

Cost of Sales	16

Operating Expenses	16

Certified Public Accountants and Consultants
INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Stockholders of
     StayOnline, Inc.
          We have audited the accompanying balance sheets of
STAYONLINE, INC.
as of December 31, 2006 and 2005, and the related statements of income, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
          We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of StayOnline, Inc. as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
          Our audits were made for the purpose of expressing an opinion on the financial statements taken as a whole. The information included in the accompanying supplementary information on page 16 is presented for the purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements, and in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.
          The accompanying financial statements and supplementary information have been prepared assuming that the Company will continue as a going concern. As discussed in Note (19) to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note (19). The financial statements and supplementary information do not include any adjustments that might result from the outcome of this uncertainty.
Atlanta, Georgia
March 9, 2007
2625 Cumberland Parkway, Suite 400, Atlanta, Georgia 30339, USA. Telephone: + 1 770 433 1711. Fax: + 1 770 432 3473
J. Bruce Bolick, Stephen R. Gross, J. Keith Moody, Melissa W. Rabern, Pauline D. Reynolds, Elizabeth A. Salvati, James D. Shirley, Richard B. Taylor Of Counsel, John P. Collins
HLB Gross Collins, P.C. is a member of International. A worldwide organization of accounting firms and business advisers.

STAYONLINE, INC.
BALANCE SHEETS
December 31, 2006 and 2005

	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$25,224	$2,504,946
Accounts receivable, net of allowance for doubtful accounts	2,745,298	1,761,911
Employee advances	15,285	—
Inventory, net of reserve for obsolete inventory	527,640	692,633
Prepaid expenses	211,240	138,110

TOTAL CURRENT ASSETS	3,524,687	5,097,600

PROPERTY AND EQUIPMENT, at cost less accumulated depreciation	467,348	364,569
INTANGIBLE ASSETS, at cost less accumulated amortization	434,533	579,145
DEPOSITS	12,388	12,388

TOTAL ASSETS	$$4,438,956	$6,053,702

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$1,386,252	$768,344
Accrued expenses	176,759	28,960
Sales taxes payable	284,021	145,839
Interest payable	423,531	382,505
Deferred revenue	1,931,771	527,296
Unsecured line of credit — related party	137,879	—
Unsecured convertible promissory notes	895,782	819,551

TOTAL CURRENT LIABILITIES	5,235,995	2,672,495

SENIOR NOTE PAYABLE	14,735,572	14,663,452

TOTAL LIABILITIES	19,971,567	17,335,947

STOCKHOLDERS’ EQUITY
PREFERRED STOCK, $.01 par value, 25,000,000 authorized, 12,398,914 issued and outstanding	123,989	123,989
COMMON STOCK, $.01 par value, 650,000,000 authorized, 291,275,128 issued and outstanding	2,912,751	2,398,593
PAID-IN CAPITAL — PREFERRED	10,519,026	10,519,026
PAID-IN CAPITAL — COMMON	9,830,673	7,259,507
RETAINED EARNINGS (DEFICIT)	(38,919,050)	(31,583,360)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(15,532,611)	(11,282,245)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,438,956	$6,053,702

The accompanying Notes to Financial Statements are an integral part of these statements.
See Independent Auditors’ Report.

STAYONLINE, INC.
STATEMENTS OF INCOME AND RETAINED EARNINGS
Years Ended December 31, 2006 and 2005

	2006	2005
REVENUES	$11,965,479	$9,380,887

COST OF SALES	12,519,372	9,144,485

GROSS (LOSS) PROFIT	(553,893)	236,402

OPERATING EXPENSES	4,972,344	3,533,062

OPERATING LOSS	(5,526,237)	(3,296,660)

OTHER INCOME (EXPENSES)
Interest income	15,132	32,513
Interest expense	(1,824,585)	(1,722,134)
Loss on disposal of fixed assets	—	(7,559)

OTHER INCOME (EXPENSES)	(1,809,453)	(1,697,180)

LOSS BEFORE INCOME TAX	(7,335,690)	(4,993,840)

INCOME TAX EXPENSE	—	—

NET LOSS	(7,335,690)	(4,993,840)

RETAINED EARNINGS (DEFICIT), BEGINNING OF PERIOD	(31,583,360)	(26,589,520)

RETAINED EARNINGS (DEFICIT), END OF PERIOD	$(38,919,050)	$(31,583,360)

The accompanying Notes to Financial Statements are an integral part of these statements.
See Independent Auditors’ Report.

STAYONLINE, INC.
STATEMENTS OF STOCKHOLDERS’ EQUITY
Years Ended December 31, 2006 and 2005

	Series A preferred		Common stock
	Number of		Number of		Paid-in Capital	Paid-in Capital	Retained Earnings
	Shares	Par Value	Shares	Par Value	Preferred	Common	(Deficit)	Total
December 31, 2004	11,188,125	$111,881	92,960,697	$929,607	$10,468,232	$—	$(26,589,520)	$(15,079,800)

Net loss	—	—	—	—	—	—	(4,993,840)	$(4,993,840)

Cash received	1,210,789	12,108	11,336,595	113,376	658,480	566,794	—	$1,350,758

Commissions paid	—	—	—	—	(607,686)	(85,302)	—	$(692,988)

Converted from debt	—	—	135,560,969	1,355,610	—	6,778,015	—	$8,133,625

December 31, 2005	12,398,914	$123,989	239,858,261	$2,398,593	$10,519,026	$7,259,507	$(31,583,360)	$(11,282,245)

Net loss	—	—	—	—	—	—	(7,335,690)	$(7,335,690)

Cash received	—	—	51,416,867	514,158	—	2,571,166	—	$3,085,324

December 31, 2006	12,398,914	$123,989	291,275,128	$2,912,751	$10,519,026	$9,830,673	$(38,919,050)	$(15,532,611)

The accompanying Notes to the Financial Statements are an integral part of these statements.
See Independent Auditors’ Report.

STAYONLINE, INC.
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2006 and 2005

	2006	2005
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	$2,504,946	$780,670

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(7,335,690)	(4,993,840)
Adjustments to reconcile net income to net cash used for operating activities
Depreciation and amortization	259,230	140,959
Interest from loan discount	72,120	24,040
Loss on disposal of fixed assets	—	7,559
Changes in assets (increase) decrease
Accounts receivable	(983,387)	(324,796)
Employee advances	(15,285)
Inventory	164,993	(368,128)
Prepaid expenses	(73,130)	(85,683)
Changes in liabilities increase (decrease)
Accounts payable	617,908	(192,609)
Accrued expenses	147,799	(174,942)
Sales tax payable	138,182	110,221
Interest payable	117,257	(158,390)
Deferred revenue	1,404,475	(42,091)

NET CASH USED IN OPERATING ACTIVITIES	(5,485,528)	(6,057,700)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(217,397)	(355,057)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of preferred stock, net of commissions	—	62,902
Proceeds from issuance of common stock, net of commissions	3,085,324	594,868
Proceeds from issuance of senior notes payable	—	14,639,412
Proceeds from line of credit	137,879	—
Proceeds from issuance of bridge loans	—	6,498,373
Payment of debt issuance costs	—	(666,041)
Payments on bridge loans	—	(2,432,500)
Payments on debenture bonds	—	(8,375,000)
Payments on zero coupon bonds	—	(1,225,000)
Payments on TCC lease	—	(959,981)

NET CASH PROVIDED BY FINANCING ACTIVITIES	3,223,203	8,137,033

NET INCREASE (DECREASE) IN CASH	(2,479,722)	1,724,276

CASH AND CASH EQUIVALENTS, END OF YEAR	$25,224	$2,504,946

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$1,324,696	$11,943,019

NON-CASH FINANCING ACTIVITIES:
Accrued interest and debt converted into shares of common stock	$—	$8,133,625

The accompanying Notes to Financial Statements are an integral part of these statements.
See Independent Auditors’ Report.

STAYONLINE, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2006 and 2005
(1)	Business description
     StayOnline, Inc. (“the Company”) is the nation’s market leader in premier High Speed Internet Solutions for the hospitality industry. The Company installs, maintains and services high speed wired and wireless networks.
(2)	Summary of significant accounting policies
     The significant accounting policies followed by the Company are summarized below.
     Revenue and cost recognition — The Company sells and installs high-speed Internet access equipment primarily within the lodging industry. Revenues, and the related costs, from the sale and installation of this equipment are recognized when the equipment is installed. The delivery and installation of the equipment are concurrent. This equipment can be acquired from other manufacturers or retailers and has stand-alone value to the customer. The software used within these systems can also be supplied by other vendors unrelated to the Company. Equipment prices are fixed and determinable prior to delivery and are based on objective and reliable sales evidence from a stand-alone basis. Installation costs, including freight and out-of-pocket expenses, are billed back to the customer per agreement. The Company also provides maintenance and call center support services to hotel properties under contracts ranging from one month to thirty-six months. In addition, the Company provides, in some cases, the hotel property with the portal to access the Internet. The Company receives monthly or quarterly service fees from such hotel properties for the maintenance services and Internet access. The service revenue is recognized ratably over the term of the contract. The prices for these services are fixed and determinable prior to delivery of the service. The fair value of these services is known due to objective and reliable evidence from contracts and stand alone sales.
     Deferred Revenue — Billings prior to the installations or services being performed are recorded as deferred revenue on the balance sheet until the installation is complete or the services are performed.
     Cash and cash equivalents — The Company considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents.
     Allowance for doubtful accounts — The Company determines the estimate of the allowance for doubtful accounts considering several factors, including: historical experience, aging of the accounts receivable, and management’s evaluation of outstanding accounts receivable at the end of the year. As of December 31, 2006 and 2005, the allowance for doubtful accounts was $485,000 and $100,000, respectively.
     Inventory — Inventory consists of parts and is stated at average cost. Included in inventory is a reserve for obsolete inventory of $49,136 as of December 31, 2006.
     Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates based on management’s knowledge and experience. Due to their prospective nature, actual results could differ from those estimates.

STAYONLINE, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2006 and 2005
(2)	Summary of significant accounting policies (continued)
     Depreciation — The straight-line method, utilizing salvage values where appropriate, is used for computing depreciation on substantially all property and equipment. Depreciation is based on estimated useful lives of 5 years for equipment, furniture and software.
     Income tax — Income taxes are accounted under the liability method, in accordance with the requirements of SFAS No. 109, “Accounting for Income Taxes”. Deferred income tax assets and liabilities are evaluated annually for differences between the financial statement and tax basis of assets and liabilities. Measurement is based on enacted tax rates applicable to the periods in which such differences are expected to reverse.
     Fair value of financial instruments — The book values of accounts receivable, accounts payable, and other financial instruments approximate their fair values, principally because of the short-term maturities of these instruments. The fair value of the Company’s long-term debt is estimated based on current rates offered to the Company for debt of similar terms and maturities.
     Amortization — The straight-line method is used for computing amortization on all intangible assets. Debt issuance costs are amortized over the life of the debt, five years. The aggregate amortization of debt issuance costs charged to operations was $143,958 and $92,775 for the years ended December 31, 2006 and 2005, respectively. The trademark is amortized over a 15 year period. The aggregate amortization of the trademark charged to operations was $654 for the years ended December 31, 2006 and 2005.
     Basis of preparation — These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.
(3)	Property and equipment
     As of December 31, 2006 and 2005, property and equipment consist of the following:

	2006	2005
Cost
Equipment	$537,486	$370,475
Furniture	35,257	35,257
Leasehold improvements	14,885	14,885
Software	82,805	32,419

Total	670,433	453,036
Accumulated depreciation	(203,085)	(88,467)

Net property and equipment	$467,348	$364,569

     The depreciation methods and lives are described in Note (2). The aggregate depreciation charged to operations was $114,618 and $47,530 for the years ended December 31, 2006 and 2005, respectively.

STAYONLINE, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2006 and 2005
(4)	Intangible assets
     The Company has intangible assets consisting of certain acquired or developed technology, trademarks and license fees. The Company accounts for these assets on an ongoing basis in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets”. The intangible assets have been deemed to have definite useful lives based on several factors including the Company’s anticipation of technological changes and a finite market potential for the products acquired. Intangible assets are amortized over their current estimated useful lives of five years.
     As of December 31, 2006 and 2005, intangible assets consist of the following:

	2006	2005
Cost of intangible assets
Trademark	$9,803	$9,803
Debt issuance costs	666,041	666,041

Total cost of intangible assets	675,844	675,844

Accumulated amortization
Accumulated amortization trademark	(4,578)	(3,924)
Accumulated amortization debt issuance costs	(236,733)	(92,775)

Total accumulated amortization	(241,311)	(96,699)

Net intangible assets	$434,533	$579,145

     Estimated amortization expense on intangible assets for the next five years is as follows:

Years ending December 31,	Amount
2007	$117,738
2008	117,738
2009	117,738
2010	78,710
2011	654
Thereafter	1,955

Total estimated amortization expense	$434,533

     The aggregate amortization charged to operations was $144,612 and $93,429 for the years ended December 31, 2006 and 2005, respectively. The amortization policies followed by the Company are described in Note (2).

STAYONLINE, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2006 and 2005
(5)	Accrued expenses
     As of December 31, 2006 and 2005, accrued expenses consist of the following:

	2006	2005
Accrued payroll and benefits	$114,499	$10,797
Software license	3,332	—
Insurance	24,692	9,559
Server fees	26,157	—
Employee reimbursements	8,079	8,604

Total	$176,759	$28,960

     As of December 31, 2006, the accrued sales tax in the amount of $284,021 is an estimate of the contingent liability management believes may not be recoverable from the applicable customers.
(6)	Senior note payable
     As of December 31, 2006, the accrued sales taxes in the amount of $284,021 is an estimate of the contingent liability management believes may not be recoverable from the applicable customers. On September 2, 2005, the Company obtained a $15,000,000 senior note payable from a financial institution. A discount of $360,588 was issued in conjunction with this note and the note is presented net of the discount on the December 31, 2006 and 2005 balance sheets. The note bore interest at 11.5% in 2006, and 10.5% in 2005. Interest payments are due quarterly. The senior note payable has first lien on all assets of the Company and is 100% secured by certain shareholders. The $15,000,000 principal balance of the note is due in full at the maturity date of September 2, 2010. As of December 31, 2006 and 2005, accrued interest on the note was $297,082 and $262,500 and the unamortized portion of the discount was $264,428 and $336,548. Amortization of the discount was $72,120 and $24,040 for the years ended December 31, 2006 and 2005. Interest expense recognized on the senior note payable was $1,669,791 and $520,625 for the years ended December 31, 2006 and 2005.
     The Company was not in compliance with the restrictive debt covenants under the terms of the senior note payable contract. On February 1, 2007, substantially all of the net assets of the Company were sold. The principal balance and accrued interest of the senior note payable were paid in full using the proceeds from this sale. (See Note 18)

STAYONLINE, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2006 and 2005
(7)	Unsecured convertible promissory notes
     As of December 31, 2006 and 2005, unsecured convertible promissory notes consist of the following:

	2006	2005
Convertible promissory note with principal and accrued interest at 11.0% due at maturity. Accrued interest of $1,240 was added to the promissory note at the extension of the June 2006 maturity. The promissory note matures in June of 2007.	$14,573	$13,333

Convertible promissory note with principal and accrued interest at 11.0% due at maturity. Accrued interest of $74,991 was added to the promissory note at the extension of the June 2006 maturity. The promissory note matures in June of 2007.	881,209	806,218

Total	895,782	819,551
Less current portion	(895,782)	(819,551)

Noncurrent portion	$—	$—

     The bearer of the unsecured promissory notes has the right to convert the outstanding principal and any accrued interest to shares of common stock. If the bearer chooses the conversion option, the aggregate number of shares that shall be deliverable to the bearer shall be equal to the outstanding principal and accrued interest balance divided by the highest price paid per share of the common stock by any buyer to date. Due to the Company’s negative net worth as of December 31, 2006 and 2005, management deemed the conversion feature had no fair market value. As such, no provision related to the conversion feature is recorded within these financial statements.
     Interest on the unsecured convertible promissory notes was $82,398 and $90,229 for the years ended December 31, 2006 and 2005. Accrued interest as of December 31, 2006 and 2005 was $126,173 and $120,005.
     Subsequent to the sale of substantially all of the Company’s net assets on February 1, 2007, the Company does not have the ability to repay the unsecured convertible promissory notes. (See Notes 18 and 19)

STAYONLINE, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2006 and 2005
(8)	Income taxes
     Deferred income taxes are provided for temporary differences between the carrying amounts and the tax basis of assets and liabilities.
     Deferred tax liabilities consist of differences in depreciation methods required by accounting principles generally accepted in the United States of America and depreciation methods used in the preparation required for federal and state income tax purposes.
     Deferred tax assets consist of the increases in the allowance for doubtful accounts that are required to be expensed under accounting principles generally accepted in the United States of America. The expense will not be recognized for income tax purposes until the accounts receivable balances associated with the allowance are directly written off.
     Deferred tax assets also result from a net operating loss carryforward (“NOL”) available to offset future taxable income. As of December 31, 2006, the Company has available $14,724,540 in federal and state net operating loss carryforwards, which will expire in 2021.
     The realization of the deferred tax benefit from net operating loss carryforwards is dependent upon the Company’s ability to generate future income.
     The Company reports the utilization of net operating loss carryforwards on a current basis as net income is generated and reflects a valuation allowance against deferred tax assets.
     Amounts for deferred tax assets and (liabilities) are as follows at December 31, 2006 and 2005.

	2006	2005
Deferred tax asset:
NOL carryforward	$5,556,394	$2,506,188
Allowance for doubtful accounts	133,961	37,736

Total deferred tax assets	5,690,355	2,543,924
Less valuation allowance	(5,545,996)	(2,531,701)

Total deferred tax asset	$144,359	$12,223

Deferred tax liability:
Depreciation differences	$(144,359)	$(12,223)

Total deferred tax liability	$(144,359)	$(12,223)

Net deferred tax asset	$—	$—

STAYONLINE, INC.
NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2006 and 2005
(9)	Debt transactions
     During the year ended December 31, 2005, the Company paid off a capital lease, zero coupon bonds, debenture bonds, and bridge loans of $15,424,981. Monies received from the issuance of the senior note payable and the convertible promissory notes were used to repay this debt.
     During the year ended December 31, 2005, the Company converted $8,133,625 of bridge loans and accrued interest into 135,560,969 of common stock shares. (See Note 14) Interest expense associated with this debt was $1,087,240 for the year ended December 31, 2005.
(10)	401(k) plan
     The Company’s 401(k) profit sharing plan covers all eligible participants. Participants can voluntarily contribute a percentage of their earnings as defined by the plan. 401(k) matching contributions are discretionary as determined by management on an annual basis. There were no discretionary matching contributions made by the Company for the years ended December 31, 2006 and 2005.
(11)	Unconditional purchase obligation
     During 2004, the Company entered into an unconditional purchase obligation with a vendor. Under the terms of this obligation, the Company is required to pay annual royalty and administrative fees of $132,500 and purchase a pre-determined number of units per year. Under the terms of the obligation, the Company purchased $542,289 of hardware inventory for the year ended December 31, 2005 and was required to purchase $578,006 of hardware inventory for the year ended December 31, 2006. During March 2006, the Company exercised the cancellation clause under this purchase obligation.
     The Company terminated a purchase obligation contract with a hardware inventory vendor prior to the contract’s completion date. The contract was terminated as management deemed the vendor’s hardware technology to be obsolete. Under the terms of the contract, the Company is obligated to purchase an additional 13,344 units of hardware inventory at $43.31 for a total potential contingent liability of $578,006. As of the date of these financial statements, no suit has been filed against the Company by the vendor.

STAYONLINE, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2006 and 2005
(12)	Operating leases
     The Company leases its facilities under operating leases.
     Minimum rental commitments for all noncancellable leases are as follows:

Years ending December 31,	Amount
2007	$114,714
2008	118,729
2009	122,885
2010	30,983

Total minimum lease commitment	$387,311

     Rent charged to operations was $118,256 and $100,682 for the years ended December 31, 2006 and 2005, respectively.
(13)	Preferred stock
     The Company has 12,398,914 shares of Series A non-voting, cumulative, convertible preferred stock outstanding. Holders of the preferred shares are entitled to receive a cash dividend at the annual rate of $0.12 per share payable, when and if declared by the Board of Directors. Such dividends are cumulative and for the years ended December 31, 2006 and 2005, there were no dividends declared or paid. As of December 31, 2006 and 2005, undeclared cumulative dividends in arrears totaled $3,885,807 and $2,397,938, respectively.
     Holders of each share of Series A preferred stock have the right to elect one member to the Company’s Board of Directors but are not entitled to vote on any other matters submitted for a vote by the shareholders of the corporation.
     Each share of preferred stock is convertible, at the option of the holders, into shares of common stock. The conversion price is variable and therefore adjusted for any stock dividends, combinations, splits, re-capitalizations, and the like with respect to shares of Series A preferred stock. The conversion price is $1.00 per share.
     Series A shares are automatically converted into shares of common stock pursuant to a public offering of common stock, other qualified/redemption event or by the consent of the holders of the majority of outstanding series A shares. The preferred shares rank senior to the common stock and have a liquidation preference of $1.00 per share plus any declared unpaid dividends on each share.
     The Company issued 310,000 of $.01 par value Series A preferred shares at the purchase price of $1.00 a share and 900,789 of $.01 par value Series A preferred shares at the purchase price of $.40 a share for the year ended December 31, 2005. Commission expenses recognized in paid-in capital-preferred due to the issuance of the preferred stock were $607,414 for the year ended December 31, 2005.

STAYONLINE, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2006 and 2005
(13)	Preferred stock (continued)
     11,498,125 of the outstanding Series A shares are subject to a repurchase and guaranty agreement dated September 9, 2004. Under this agreement, in the event of a redemption or other qualifying event in which the Company can not meet its requirement to redeem the preferred shares for the contracted payment obligation, certain stockholders have guaranteed payment of a portion of this obligation.
(14)	Common stock
     The Company issued 51,416,867 of $.01 par value common stock shares at the purchase price of $.06 a share for the year ended December 31, 2006. The Company issued 11,336,595 of $.01 par value common stock shares at the purchase price of $.06 a share for the year ended December 31, 2005.
     The Company converted $8,133,625 of debt and accrued interest into 135,560,969 of $.01 par value common stock shares for the year ended December 31, 2005. (See Note 9)
(15)	Unsecured line of credit — related party
     The Company has a $500,000 revolving line of credit with SOL Guarantor Group, LLC, an entity under common ownership control. Under the terms of the loan contract, of the $500,000 maximum available on the credit line, advances of $165,000 on the line are permitted for general operational needs of the Company and $335,000 for potential delinquent sales taxes (See Note 17). Advances of $137,879 were drawn on the credit line on December 23, 2006. Advances are payable on demand and carry an interest rate of 8%. The balance at December 31, 2006 was $137,879. Interest expense accrued and recognized on the line of credit was $276 for the year ended December 31, 2006.
     Subsequent to the sale of substantially all of the Company’s net assets on February 1, 2007, the Company does not have the ability to repay the unsecured line of credit. (See Notes 18 and 19)
(16)	Concentrations of credit risk
     Financial instruments that potentially subject the Company to a concentration of credit risk principally consist of cash and cash equivalents and trade accounts receivable. The Company performs periodic evaluations of the relative credit standing of those financial institutions that are considered in the Company’s investment strategy. Accounts receivable are unsecured and the Company is at risk to the extent such amounts become uncollectible.
     A significant portion of the Company’s debt is maintained with one financial institution which maintains a first lien on all of the Company’s assets. This financial institution also has a nominal ownership percentage in the Company. Due to the operating terms of the debt agreement, it is unlikely that another financial lender will provide the Company with a secondary loan. Any failure or default associated with this debt could have a significant adverse affect on the Company.
     The Company maintains its cash and cash equivalents in bank accounts which at times may exceed federally insured limits. The Company does not believe it is exposed to any significant credit risk in such accounts.

STAYONLINE, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2006 and 2005
(17)	Contingent liability
     The Company is currently involved in a project to estimate uncollected sales taxes owed to various state governments. The Company is vigorously trying to collect and remit sales taxes owed by customers responsible for the payment of these taxes. As of December 31, 2006, the accrued sales tax in the amount of $284,021 is an estimate of the contingent liability management believes may not be recoverable from the applicable customers. Actual sales tax amounts owed by the Company could differ from this estimate.
     The Company terminated a purchase obligation contract with a hardware inventory vendor prior to the contract’s completion date. The contract was terminated as management deemed the vendor’s hardware technology to be obsolete. Under the terms of the contract, the Company is obligated to purchase an additional 13,344 units of hardware inventory at $43.31 for a total potential contingent liability of $578,006. The liability associated with the purchase obligation is not probable due to obsolescence issues with the vendor. Therefore, no accrual associated with this liability has been recognized within these financial statements. As of the date of these financial statements, no suit has been filed against the Company by the vendor.
(18)	Subsequent event
     On February 1, 2007, substantially all of the Company’s assets and certain of its liabilities were assumed by a buyer for $15,000,000 and the Company’s name was changed to Xco, Inc. In addition to selling substantially all of the assets, the Company ceased all operations. The Company remained liable for contingent liabilities including unpaid sales tax in excess of the amount recorded by the Company as a liability and the cancelled purchase obligation contract. (See Note 17)
(19)	Going concern
     The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplate the realization of assets and liquidations of liabilities in the normal course of business.
     The Company incurred a net loss of $7,335,690 for the year ended December 31, 2006. In the prior year, the Company experienced a net loss of approximately $5,000,000. These losses have reduced working capital and retained earnings to the extent that the Company may not be able to continue as a going concern. Subsequent to the sale, the Company had no material assets and substantial liabilities including the unsecured line of credit-related party, unsecured convertible promissory notes, sales tax payable and certain accounts payable and accrued liabilities were not assumed by the buyer. (See Note 18) The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue in existence.

SUPPLEMENTARY INFORMATION

STAYONLINE, INC.
SUPPLEMENTARY INFORMATION
Years Ended December 31, 2006 and 2005
COST OF SALES

	2006	2005
Installation	$8,819,558	$5,868,082
Maintenance and support	3,699,814	3,276,403

TOTAL COST OF SALES	$12,519,372	$9,144,481

OPERATING EXPENSES

Salaries, wages, and payroll taxes	$1,706,957	$1,827,938
Professional fees	781,546	252,874
Bad debt	385,000	50,000
Commissions	334,809	154,613
Utilities	334,759	195,372
Travel and entertainment	276,906	228,315
Computer, software, and internet	235,016	158,680
Amortization	144,612	93,429
Rent	118,256	100,682
Depreciation	114,618	47,530
Trade shows and conventions	86,617	112,862
Training and recruitment	84,762	21,109
Insurance	79,468	53,817
Printing and reproduction	67,281	28,509
Office supplies	54,617	41,994
Marketing	47,188	52,702
Miscellaneous	28,764	17,481
Contract labor	28,759	41,923
Dues and subscriptions	20,436	17,210
Repairs and maintenance	18,838	17,644
Fees and service charges	17,597	7,897
Postage and delivery	5,538	10,481

TOTAL OPERATING EXPENSES	$4,972,344	$3,533,062

LodgeNet Entertainment Corporation
Unaudited Pro Forma Financial Information
LodgeNet Entertainment Corporation (the “Company”), through its wholly-owned subsidiary, LodgeNet StayOnline, Inc., acquired substantially all of the operating assets of StayOnline Inc. (StayOnline) as of February 1, 2007, in a cash transaction. The business combination will be accounted for as a purchase. The Company did not assume any of the debt of StayOnline except for certain trade payables associated with normal business operations.
The following unaudited pro forma financial statements give effect to the acquisition by LodgeNet of StayOnline. The unaudited pro forma balance sheet is based on the individual balance sheets of LodgeNet and StayOnline, and has been prepared to reflect the acquisition as of December 31, 2006. The unaudited pro forma condensed statement of operations is based on the individual statements of operations of LodgeNet and StayOnline and combines the results of operations for the year ended December 31, 2006 as if the acquisition had occurred January 1, 2006. These unaudited pro forma financial statements should be read in conjunction with the historical audited financial statements and notes thereto of LodgeNet’s Annual Report on Form 10-K for the year ended December 31, 2006, as well as in conjunction with StayOnline’s audited financial statements for the year ended December 31, 2006 filed herein.
The pro forma information is presented for illustrative purposes only and is not indicative of the operating results or financial position that would have occurred if the asset purchases had been consummated on January 1, 2006, nor is it indicative of future operating results. The purchase price allocation used in the pro forma information is preliminary and subject to change pending completion of the purchase price allocation analysis.

LodgeNet Entertainment Corporation
Pro Forma Combined Balance Sheet (Unaudited)
(Dollar amounts in thousands)

	LodgeNet
	Entertainment				Pro Forma
	Corporation	StayOnline, Inc.	Pro Forma		Combined
	12/31/06	12/31/06	Adjustments		12/31/06
Assets
Current assets:
Cash and cash equivalents	$22,795	$25	$(14,336)	(1)	$8,459
			(25)	(2)
Restricted cash	1,006	—	(1,006)	(1)	—
Accounts receivable, net	32,959	2,745	(663)	(3)	35,041
Other current assets	10,728	755	39	(3)	11,268

			(254)	(4)
Total current assets	67,488	3,525			54,768

Property and equipment, net	185,770	467	7	(3)	186,244
Debt issuance costs, net	5,704	425	(425)	(2)	5,704
Intangible assets, net	690	10	4,890	(3)	5,590
Goodwill	—	—	9,707	(5)	9,707
Other assets	3,557	12	5	(3)	3,574

Total assets	$263,209	$4,439			$265,587

Liabilities and stockholders’ deficiency
Current liabilities:
Accounts payable	$19,165	$1,306	(179)	(2)	20,292
Current maturities of long-term debt	2,536	—			2,536
Accrued expenses and other	18,193	1,998	(1,998)	(2)	18,193
Deferred revenue	8,076	1,932	(681)	(3)	9,327

Total current liabilities	47,970	5,236			50,348

Long-term debt, less current portion	267,633	14,736	(14,736)	(2)	267,633
Other long-term liability	5,728	—			5,728

Total liabilities	321,331	19,972			323,709

Stockholders’ deficiency	(58,122)	(15,533)	15,533	(2)	(58,122)

Total liabilities and stockholders’ deficiency	$263,209	$4,439			$265,587

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

LodgeNet Entertainment Corporation
Pro Forma Combined Statement of Operations (Unaudited)
(Dollar amounts in thousands, except share data)

	LodgeNet
	Entertainment				Pro Forma
	Corporation	StayOnline, Inc.	Pro Forma		Combined
	12/31/06	12/31/06	Adjustments		12/31/06
Revenues	$288,213	$11,965			$300,178

Costs and expenses:
Direct costs	131,953	12,519			144,472
Operating expenses	129,328	4,972	644	(6)	134,944

Total direct costs	261,281	17,491			279,416

Operating income	26,932	(5,526)			20,762

Other income and expenses:
Loss on early retirement of debt	(227)	—			(227)
Interest expense	(25,730)	(1,825)	1,825	(7)	(25,730)
Other income	1,165	15	(786)	(8)	394

Income (loss) before income taxes	2,140	(7,336)			(4,801)
Provision for income taxes	(299)	—			(299)

Net income (loss)	$1,841	$(7,336)			$(5,100)

Net income per common share:
Basic	$0.10	$(0.40)			$(0.28)

Diluted	$0.10	$(0.40)			$(0.28)

Weighted average shares outstanding:
Basic	18,332,824				18,332,824

Diluted	18,840,917				18,332,824

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

LodgeNet Entertainment Corporation
Notes to Unaudited Pro Forma Financial Statements
(Dollar amounts in thousands)
Note 1 — General
Total consideration paid was approximately $15.6 million for the StayOnline acquisition. The following table reflects the components of the preliminary purchase consideration.

Purchase price:
Cash paid	$15,342
Transaction costs	254

Total purchase consideration	$15,596

In accordance with SFAS 141, Business Combinations, the purchase consideration of $15.6 million has been allocated to the assets acquired and liabilities assumed, including identifiable intangible assets, based on their respective fair values at the date of acquisition. The fair values were determined using an independent appraisal firm. Such allocation resulted in goodwill of approximately $9.7 million. Subject to final working capital adjustments, the preliminary purchase consideration was allocated as follows:

Receivables	$2,082
Other current assets	794
Property and equipment	474
Intangible assets	4,900
Goodwill	9,707
Other assets	17
Accounts payable	(1,127)
Deferred revenue	(1,251)

Total purchase consideration	$15,596

Of the $4.9 million of acquired intangible assets, $1.5 million was assigned to software technology with an estimated economic life of 5 years and $3.4 million assigned to the customer list with an estimated economic life of 10 years. StayOnline’s acquired customer list included a room base of more than 135,000 high-speed Internet rooms. Estimated amortization expenses effecting operating results for the five years following the acquisition are as follows (dollar amounts in thousands): 2007 — $788; 2008 — $763; 2009 — $723; 2010 — $625; and 2011 — $487.
Note 2 — Summary of Pro Forma Adjustments
The pro forma adjustments included in the unaudited pro forma financial statements for the year ended December 31, 2006, are as follows:
(1)	Cash paid to acquire substantially all the assets of StayOnline.

(2)	Elimination of assets not acquired and/or liabilities not assumed, including StayOnline’s cash, debt issuance costs, all accrued liabilities except approximately $1.1 million of certain agreed upon trade payables related to normal business operations, all long-term debt and all equity accounts.

(3)	Adjustment to estimated fair value of assets acquired and liabilities assumed at the acquisition date.

(4)	Transaction costs including legal, accounting, and consulting due diligence included in total purchase price.

(5)	Goodwill from acquisition.

(6)	Amortization of acquired intangibles based on economic life of assets, net of StayOnline’s deferred financing cost not acquired and not assumed

(7)	Elimination of interest expense related to StayOnline debt not assumed.

(8)	Reduction in the Company’s interest income based upon assumed reduction of cash used for payment of purchase price as of January 1, 2006.
Note 3 — Pro Forma Earnings Per Share
As a result of the reported net loss on a pro forma basis for the period presented, common share equivalents were not considered in the diluted earnings per share calculation because their effect would have been anti-dilutive.